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                           AGREEMENT FOR ADVISORY SERVICES

     THIS AGREEMENT FOR ADVISORY SERVICES is made as of the25th day of September, 1996 between RIDGEWOOD GROUP INTERNATIONAL, INC., a Delaware corporation having a principal place of business at 380 Lexington Avenue, New York, New York 10168 ("Ridgewood") and VOICENET, INC., a Delaware corporation having a principal place of business at Suite 517, 380 Lexington Avenue, New York, New York 10168 (the "Company" or "Voicenet").

                                W I T N E S S E T H :

     WHEREAS, Voicenet has been organized to engage primarily in the business of marketing and distributing digital speech recognition and recording technology for use in court and legislative proceedings currently called "COURTSMART" by the Company; and

     WHEREAS, in connection with its business, the Company will need to prepare financial plans and operating budgets, may seek access to sources of equity and debt financing, and may develop, negotiate and/or analyze proposals for short-term and long-term financing, vertical or horizontal expansion, acquisitions or general development; and

     WHEREAS, Ridgewood is willing to furnish financial and business advice and services to Voicenet on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

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     1.  Ridgewood agrees to furnish, to Voicenet, advice and recommendations with respect to such aspects of the business and affairs of Voicenet as Voicenet shall, from time to time, request upon reasonable notice. Such services of Ridgewood may include the following: advising Voicenet in he preparation of financial plans and budgets, advising Voicenet in connection with possible acquisition opportunities; assisting in shareholder relations, including the preparation of annual reports and other releases; assisting in long-term financial planning; advising Voicenet regarding corporate reorganization, expansion and capital structure; and, such other matters as to which Ridgewood may, from time to time, be asked to consult by Voicenet. Nothing contained herein shall impose any obligation on Voicenet to accept or adopt any proposal recommended by Ridgewood.

     2. In addition, Ridgewood shall hold itself ready to assist Voicenet in negotiating particular contracts or transactions, if requested to do so by Voicenet, upon reasonable notice, and will undertake such negotiations upon prior written agreement as to additional compensation to be paid by Voicenet to Ridgewood with respect to such negotiations.

     3. As compensation for the services described in paragraph "1" and "2" above, Voicenet shall pay to Ridgewood a fee of $8,000 per month for the duration of this Agreement, subject to Ridgewood's rights to additional compensation under paragraph 2. Payment of the foregoing shall be made on the first day of each month. Nothing contained herein shall prohibit Ridgewood from receiving a finder's fee or brokerage commission or other rights, property or profit in connection with any transaction it arranges for Voicenet or in which it performs services beyond those identified herein, provided that any such fee, commission or other right is payable pursuant to a separate written agreement and is permitted by law. In addition to its compensation

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hereunder, Voicenet will reimburse Ridgewood for any and all expenses incurred by Ridgewood, in good faith, in the performance of its duties hereunder and, Ridgewood shall account for such expenses to Voicenet, except that for each expenditure exceeding $500, Ridgewood shall obtain the prior approval of Voicenet, which approval may be oral. Such reimbursement shall cumulate and be paid with the monthly compensation due hereunder.

     4. In the performance of its services, Ridgewood shall be obligated to act only in good faith, and shall only be obligated to meet the ordinary standards of care of an investment advisor or investment banker. Ridgewood shall devote such time and effort to the performance of its duties hereunder as Ridgewood shall determine is reasonably necessary for such performance. Ridgewood may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to Voicenet hereunder, as it shall in good faith deem appropriate. Voicenet shall furnish to Ridgewood all information relevant to Ridgewood's performance of this Agreement, or particular projects as to which Ridgewood is acting as advisor, which will permit Ridgewood to know all facts material to the advice to be rendered, and all material or information reasonably requested by Ridgewood ("Evaluation Material"). In the event that Voicenet fails or refuses to furnish Evaluation Material reasonably requested by Ridgewood, and thus prevents or impedes Ridgewood's performance hereunder, any inability of Ridgewood to perform shall not be a breach of its obligations hereunder.

     5. This Agreement shall become effective upon the effective date of apublic offering of its securities by Voicenet and shall continue for 36 consecutive months.

     6. Except as provided in Section 7 hereof, nothing contained in this Agreement shall limit or restrict the right of Ridgewood or of any shareholder, director, officer or employee of

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Ridgewood, to be a partner, director, officer, or employee of, to engage in any other business, whether of a similar nature or not, nor to limit or restrict the right of Ridgewood to engage in any other business or to render services of any kind to any other corporation, firm, individual or association, except that during the term hereof Ridgewood shall not serve as a consultant to any other business substantially similar to or competitive with the business of Voicenet, without having first received the written consent of Voicenet, which consent shall not be unreasonably withheld. All obligations of Ridgewood contained herein shall be subject to Ridgewood's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. Ridgewood shall advise Voicenet whenever it or its officers, directors, employees or shareholders shall have any interest in, or perform services for an actual or potential competitor, supplier, or customer of Voicenet and shall provide Voicenet with a complete description of such services.

     7. Ridgewood will hold the existence and contents of the Evaluation Materials, the Evaluation Materials themselves, and trade secrets, if any, contained in or disclosed by, or ascertainable from any of the foregoing materials, in confidence, and will use the same only to perform its obligations under this Agreement. Ridgewood confirms that it will not utilize any non-public material information concerning Voicenet to purchase or sell Voicenet's securities to others. Ridgewood will not use the information in ways detrimental to Voicenet. No presumption or inference of detrimental use shall be drawn from the retention of, or interest of, Ridgewood or its officers, directors, shareholders or employees, by or in an actual or potential supplier, customer, or competitor of Voicenet.

     8. Ridgewood shall not be required to maintain confidentiality with respect to (a)

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information which is in the public domain, or of which it had independent knowledge, (b) the portion of the Evaluation Material or any information disclosed therein which (i) is obvious to those of ordinary skill in the art without research or development; or (ii) is obvious by reason of its prior disclosure in sales literature which has been given to more than three parties in any country; or (iii) comes into the possession of Ridgewood in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) is disclosed in any patent of any country; or
(v) is subsequently published by any person in a printed newsletter, journal or other publication of which copies have been disseminated publicly to more than fifty people.

     9. If Ridgewood is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any information supplied to it, or the existence of other negotiations in the course of its dealings with Voicenet or its representatives, Ridgewood shall, unless prohibited by law, promptly notify Voicenet of such request(s) so that Voicenet may seek an appropriate protective order and/or waive Ridgewood's compliance herewith.

     10. It is understood that Ridgewood will appoint Mr. William J. Potter, its employee, to perform its obligations hereunder. Voicenet accepts such appointment. Such employee shall agree to be bound by the provisions hereof respecting confidentiality.

     11. This Agreement may not be transferred, assigned, delegated, sold or in any manner hypothecated or pledged by any of the parties hereto without the prior written consent of the parties hereto, and the employees identified in "10" above.

     12. The failure or neglect of the parties hereto to insist, in any one or more instances,

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upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

     13. Any notice given or required to be given hereunder shall be in writing and shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, to the party to be affected thereby, at the address of such party first above written. Such notice shall be deemed to have been given when placed in the United States mail. Either party hereto may, by like notice, designate a different address to which notice shall be thereafter sent.

     14. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New York and shall become effective only upon and simultaneously with the closing of the closing of the Company's public offering of its securities described above.

     15. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified or terminated, or any provisions hereof permanently waived, except by an instrument in writing signed by both parties. This Agreement shall bind the parties hereto and their respective successors and assigns.




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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written at New York, New York.


                                   VOICENET, INC.

                                   By:
                                       -----------------------------------------
                                       Frank Carr
                                       President & Chief Executive Officer


                                   RIDGEWOOD GROUP
                                       INTERNATIONAL, INC.

                                   By:
                                       -----------------------------------------
                                       William J. Potter
                                       President


CONFIDENTIALITY PROVISIONS AGREED TO:


--------------------------------------
William J. Potter, individually

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